Exhibit 99.1

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

IN RE ACADIA HEALTHCARE COMPANY, INC. STOCKHOLDER DERIVATIVE LITIGATION	Lead Case No. 3:19-cv-00167 (Consolidated with Case No. 3:19-cv-00441) STIPULATION OF SETTLEMENT

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MARGARET PFENNING, derivatively and on

behalf of ACADIA HEALTHCARE COMPANY,

INC.,

Plaintiff,

    v.

DEBORAH H. JACOBS, as Executor of the Estate

of JOEY A. JACOBS, BRENT TURNER, DAVID DUCKWORTH, REEVE B. WAUD, E. PEROT

BISSELL, VICKY B. GREGG, WILLIAM F.

GRIECO, WADE D. MIQUELON, WILLIAM M.

PETRIE, RONALD M. FINCHER,

CHRISTOPHER R. GORDON, HARTLEY R.

ROGERS,

Defendants,

-and-

ACADIA HEALTHCARE COMPANY, INC., a

Delaware corporation,

Nominal Defendant.

C.A. No. 2020-0915-NAC

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

JOHN SOLAK, on Behalf of Nominal Defendant

ACADIA HEALTHCARE COMPANY, INC.,

Plaintiff,

     v.

JOEY A. JACOBS, WILLIAM BRENT

TURNER, RONALD M. FINCHER, DAVID

DUCKWORTH, REEVE B. WAUD, WILLIAM

F. GRIECO, WADE D. MIQUELON, WILLIAM

M. PETRIE, E. PEROT BISSELL,

CHRISTOPHER R. GORDON, VICKY B.

GREGG, and HARTLEY R. ROGERS,

Defendants,

-and-

ACADIA HEALTHCARE COMPANY, INC., a

Delaware corporation,

Nominal Defendant.

C.A. No. 2021-0163-NAC

This Stipulation of Settlement (“Stipulation” or “Settlement”) is made and entered into by and among: (i) stockholder derivative plaintiffs Robert Davydov (“Plaintiff Davydov”), Margaret Pfenning (“Plaintiff Pfenning”), and John Solak (“Plaintiff Solak,” and collectively with Plaintiffs Davydov and Pfenning, “Plaintiffs”), on behalf of themselves and derivatively on behalf of Acadia Healthcare Company, Inc. (“Acadia” or the “Company”); (ii) individual defendants Deborah Jacobs (as executor of the estate of Joey A. Jacobs),1 William Brent Turner, Ronald M. Fincher, David Duckworth, Reeve B. Waud, William F. Grieco, Wade D. Miquelon, William M. Petrie, E. Perot Bissell, Christopher R. Gordon, Vicky B. Gregg, and Hartley R. Rogers (collectively, the “Individual Defendants”); and (iii) nominal defendant Acadia (together with the Individual Defendants, “Defendants”) (Plaintiffs and Defendants collectively are the “Settling Parties”). The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims2 upon Court approval and subject to the terms and conditions hereof.

I.	BACKGROUND OF THE LITIGATION

A.	The Federal Derivative Action

On February 21, 2019, Plaintiff Davydov initiated an action alleging derivative claims on behalf of Acadia against the Individual Defendants in the U.S. District Court for the Middle District of Tennessee, captioned Davydov v. Jacobs, et al., Case No. 3:19-cv-00167 (M.D. Tenn.) (the “Federal Derivative Action”). Plaintiff Davydov did not make a pre-suit litigation demand on Acadia’s Board and instead alleged that making such demand would be futile. The Federal Derivative Action asserted claims for violations of § 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), violations of § 10(b) of the Exchange Act, breaches of fiduciary duty, waste of corporate assets, and unjust enrichment.

1 Originally named as a defendant in the Derivative Actions (defined in Section V.I herein), Joey A. Jacobs is now deceased and is succeeded by Deborah Jacobs as executor of his estate.

2 All capitalized terms not otherwise defined shall have the meanings ascribed to them in Section V.1. herein.

On June 11, 2019, the Court consolidated the Federal Derivative Action with a later-filed derivative action3 and appointed Robbins LLP f/k/a Robbins Arroyo LLP and Johnson Fistel, PLLP f/k/a Johnson Fistel, LLP as Co-Lead Counsel, and Davies, Humphreys & Reese PLC as Plaintiffs’ Liaison Counsel in the Federal Derivative Action.

The Federal Derivative Action was twice deferred on stipulation by the parties pending the outcome of certain proceedings in the related securities class action captioned St. Clair Cnty. Emps. Ret. Sys. v. Acadia Healthcare Co., Inc., No. 3:18-cv-00988 (M.D. Tenn.) (the “Securities Class Action”). The deferral agreement allowed Plaintiff Davydov to file an amended complaint during the deferral period.

During the pendency of the deferral of the Federal Derivative Action, Defendants produced certain confidential documents and the transcripts of depositions taken in the Securities Class Action (collectively, the “Securities Document Production”), as part of the deferral agreement entered into in connection with the Federal Derivative Action.

On February 21, 2025, while the Federal Derivative Action remained deferred, Plaintiff Davydov, working cooperatively with Plaintiff Solak and his counsel, filed a verified amended complaint, asserting causes of action for violations of § 14(a) of the Exchange Act, violations of § 10(b) of the Exchange Act, breaches of fiduciary duty, waste of corporate assets, unjust enrichment, insider selling, and causing the Company to engage in criminal and ethical violations, including human rights offenses. The amended complaint was supported by certain confidential information from the Securities Document Production.

3 Beard v. Jacobs, et al., Case No. 3:19-cv-00441 (M.D. Tenn.).

B.	The Pfenning Action

On August 28, 2020, Plaintiff Pfenning sent the Company a letter seeking production of books and records pursuant to 8 Del. C. § 220 (“Section 220”). After entering into a mutually negotiated confidentiality agreement, Acadia produced to Plaintiff Pfenning more than 800 pages of responsive documents (the “220 Document Production”). On October 23, 2020, utilizing the 220 Document Production, Plaintiff Pfenning initiated an action alleging derivative claims on behalf of Acadia against the Individual Defendants in the Delaware Court of Chancery, captioned Pfenning v. Jacobs, et al., C.A. No. 2020-0915-NAC (Del. Ch.) (the “Pfenning Action”). Plaintiff Pfenning did not make a pre-suit litigation demand on Acadia’s Board and instead alleged that making such demand would be futile. The Pfenning Action asserted claims for breaches of fiduciary duty under Delaware law, including for insider trading.

The Pfenning Action was twice deferred on stipulation by the parties pending the outcome of certain proceedings in the related Securities Class Action. The deferral agreement allowed Plaintiff Pfenning to file an amended complaint during the deferral period.

During the pendency of the deferral of the Pfenning Action, Defendants produced the Securities Document Production to Plaintiff Pfenning, as part of the deferral agreement entered into in connection with the Pfenning Action. Plaintiff Pfenning also continued her own investigation by obtaining and reviewing documents produced in response to her public records requests to various state agencies pursuant to state and local law (the “Public Records Production”), which comprised over 4,800 pages.

On May 1, 2025, while the Pfenning Action remained deferred, Plaintiff Pfenning filed a verified amended complaint, asserting causes of action for breaches of fiduciary duty under Delaware law, including for insider trading. The amended complaint was supported by certain confidential information from the Securities Document Production and information from the Public Records Production.

C.	The Solak Action

On February 6, 2019, Plaintiff Solak sent the Company a letter seeking production of books and records pursuant to Section 220. After entering into a mutually negotiated confidentiality agreement, Acadia produced to Plaintiff Solak the 220 Document Production comprising more than 800 pages of responsive documents. On February 24, 2021, utilizing the 220 Document Production, Plaintiff Solak initiated an action alleging derivative claims on behalf of Acadia against the Individual Defendants in the Delaware Court of Chancery, captioned Solak v. Jacobs, et al., C.A. No. 2021-0163-NAC (Del. Ch.) (the “Solak Action”). Plaintiff Solak did not make a pre-suit litigation demand on Acadia’s Board and instead alleged that making such demand would be futile. The Solak Action asserted claims for breaches of fiduciary duty, unjust enrichment, and waste of corporate assets under Delaware law, including for insider trading.

The Solak Action was deferred by agreement of the parties pending the outcome of certain proceedings in the related Securities Class Action.

During the pendency of the deferral of the Solak Action, Defendants produced the Securities Document Production to Plaintiff Solak, as part of the deferral agreement entered into in connection with the Solak Action. Additionally, Plaintiff Solak’s counsel attended certain depositions in the Securities Class Action. Moreover, during the deferral period of the Solak Action, Plaintiff Solak’s counsel worked closely and coordinated efforts with Plaintiff Davydov in drafting and preparing the Amended Verified Complaint filed in the Federal Derivative Action on February 21, 2025.

D.	Settlement Negotiations

The Settlement of the Derivative Actions is the culmination of the Settling Parties’ arm’s-length settlement negotiations spanning more than three years and multiple mediation sessions and continued follow-up settlement communications under the guidance and supervision of highly experienced and respected mediators in shareholder derivative litigation.

On August 19, 2022, Plaintiff Davydov and Plaintiff Solak served on Defendants a confidential joint settlement demand. Plaintiff Pfenning also separately served a confidential settlement demand on Defendants on August 2, 2023.

On November 16, 2023, in an effort to explore a potential resolution of the Derivative Actions, as well as the Securities Class Action, the Settling Parties and the parties to the Securities Class Action participated in an in-person mediation in New York, New York. The mediation was held with highly experienced mediators in derivative and securities litigation from Phillips ADR Enterprises—the Hon. Layn R. Phillips (“Mr. Phillips”), Niki Mendoza, Esq. (“Ms. Mendoza” or the “Mediator”), and Greg Danilow, Esq. (“Mr. Danilow”). The mediation involved an extended effort to settle the claims and was preceded by the exchange of Plaintiffs’ respective mediation submissions, which were supported by documents and deposition testimony from the Securities Document Production that Defendants previously produced, and Defendants’ mediation submission, as well as multiple pre-mediation conferences with Mr. Phillips, Ms. Mendoza, and/or Mr. Danilow. The Settling Parties were unable to reach an agreement at the mediation.

After the November 16, 2023 mediation, the Settling Parties continued to engage in further settlement discussions, which were likewise unsuccessful. For example, on September 16, 2024, Plaintiff Pfenning sent a letter to Defendants (copying Mr. Phillips, Ms. Mendoza, and Mr. Danilow) responding to certain contentions made by Acadia during and after the initial mediation and reiterating Plaintiff Pfenning’s August 2, 2023 settlement demand.

A second mediation to resume exploration of a settlement of the Derivative Actions and the Securities Class Action was scheduled for May 14, 2025 before Mr. Phillips and Ms. Mendoza in New York, New York. In advance of the May 14, 2025 mediation, Plaintiff Davydov and Plaintiff Solak prepared and submitted a supplemental confidential settlement demand on March 26, 2025. In addition, the Settling Parties each prepared and submitted supplemental mediation materials on April 30, 2025. Plaintiff Pfenning’s supplemental mediation submission reiterated her August 2, 2023 settlement demand. On or around May 1, 2025, however, the parties to the Securities Class Action reached an impasse in settlement negotiations, and the mediation was cancelled as a result.

In or around November 2025, the parties to the Securities Class Action reached a settlement of the claims asserted in that action under the auspices of Mr. Phillips.

At around the same time, the Settling Parties also resumed separate settlement communications under the auspices of Ms. Mendoza. In connection therewith, a third mediation was held on December 16, 2025 in New York, New York with Ms. Mendoza. In advance of the December 16, 2025 mediation, the Settling Parties prepared and submitted comprehensive updated mediation statements further supported by additional documents and deposition testimony from the Securities Document Production that had been produced by Defendants since the prior mediations. While the December 16, 2025 mediation was productive, the Settling Parties were unable to reach a final agreement on the Settlement at the mediation.

After the December 16, 2025 mediation, Ms. Mendoza issued a mediator’s proposal on the monetary component of the Settlement for $12,000,000 and on the format of the Term Sheet, subject to the Settling Parties finalizing the Corporate Governance Reforms, which was accepted by the Settling Parties on December 23, 2025.

Over the next several weeks, the Settling Parties continued to engage in further settlement communications on the Corporate Governance Reforms under the guidance of Ms. Mendoza. On January 13, 2026, the Settling Parties finalized the agreed-to Corporate Governance Reforms.

After the Settling Parties reached an agreement on the Corporate Governance Reforms, the Settling Parties, each represented by counsel, commenced negotiations regarding the remaining issues to the Settlement, including a reasonable award of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in recognition of the substantial corporate benefits conferred upon Acadia by the Settlement as a result of Plaintiffs’ Counsel’s efforts. These negotiations were facilitated and supervised by Ms. Mendoza, who had been actively involved in overseeing the remainder of the Settlement negotiations.

After continued Mediator-facilitated negotiations, including a series of written and telephonic exchanges and culminating in a double-blind Mediator’s proposal from Ms. Mendoza on February 25, 2026, the Settling Parties agreed that, subject to Court approval, Acadia shall pay attorneys’ fees and expenses to Plaintiffs’ Counsel in the total amount of $4,750,000, which shall be Plaintiffs’ Counsel’s sole entitlement to an award of fees and expenses in connection with the Derivative Actions (the “Fee and Expense Amount”).

As a result of the mediations and arm’s-length settlement negotiations overseen by the Mediator, on March 3, 2026, the Settling Parties executed the Term Sheet articulating terms that, subject to approval of the Court, resolve the Derivative Actions and the Released Claims as further described herein.

II.	PLAINTIFFS’ CLAIMS AND SETTLEMENT RECOMMENDATION

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit. Plaintiffs’ entry into this Stipulation is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. Plaintiffs and Plaintiffs’ Counsel have, however, taken into account the substantial time, expense, and uncertainty inherent in any attempt to improve upon the result through continued prosecution of the Derivative Actions through trial and any subsequent appeal, including problems of proof, challenges in overcoming the many unique defenses available to the Individual Defendants in derivative litigation, the Individual Defendants’ advancement and indemnification rights, and the difficulties of proving and collecting any potential damages awarded at trial. Plaintiffs and Plaintiffs’ Counsel are also mindful of the costs and disruption further litigation would impose upon the Company.

Plaintiffs and Plaintiffs’ Counsel have determined, based upon their investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Acadia and its stockholders, that the Settlement’s guarantee of substantial benefits conferred upon the Company, including the Cash Payment and the Corporate Governance Reforms as reflected in Exhibit A hereto, render the Settlement fair, reasonable, and adequate consideration for forgoing the further pursuit of their claims, and serves the best interests of Acadia and its stockholders.

Accordingly, Plaintiffs and Plaintiffs’ Counsel have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein.

III.	THE INDIVIDUAL DEFENDANTS’ AND ACADIA’S DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants and Acadia deny each and every one of the claims and contentions alleged by Plaintiffs. The Individual Defendants and Acadia expressly deny all allegations of wrongdoing or liability against all or any of them, or any other current or former Acadia directors or officers, arising out of, based upon, or related to any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions. Without limiting the foregoing, the Individual Defendants and Acadia deny, among other things, that they or any other current or former Acadia directors or officers engaged in or committed any fraud, any violation of law, any breach of duty, or any other wrongdoing or improper conduct whatsoever. The Individual Defendants and Acadia further deny that Plaintiffs, Acadia, or Acadia’s stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Actions or otherwise. The Individual Defendants have further asserted and continue to assert that, at all times, they and all other current or former Acadia directors or officers acted in good faith and in a manner they reasonably believed to be in the best interests of Acadia and its stockholders. The Individual Defendants and Acadia maintain that they had and have meritorious defenses to the allegations in the Derivative Actions and that had the terms of this Stipulation not been reached, the Individual Defendants and Acadia would have continued to vigorously contest Plaintiffs’ allegations.

Nonetheless, the Individual Defendants and Acadia also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Derivative Actions. The Individual Defendants and Acadia are entering into this Stipulation solely because the proposed Settlement would eliminate the burden, expense, and distraction of further litigation, and without admitting any wrongdoing or liability whatsoever.

Therefore, the Individual Defendants and Acadia have determined that it is desirable and beneficial that the Derivative Actions, and the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms set forth below, this Stipulation, including all of the commitments and undertakings agreed to by the Individual Defendants, and all Exhibits attached hereto, shall in no event be construed as or deemed to be evidence of an admission or concession by the Individual Defendants or Acadia with respect to any claim of fault, liability, wrongdoing, or damage whatsoever. Nor shall this Stipulation be construed as, or deemed to be evidence of, an admission or concession by any Individual Defendant or Acadia of any infirmity in the defenses that Individual Defendants have, or could have, asserted in the Derivative Actions. This Stipulation shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement, whether civil, criminal, or administrative, for any purpose other than as provided expressly herein.

IV.	THE BOARD OF DIRECTORS’ APPROVAL OF THE SETTLEMENT TERMS

The members of the Board voting on the agreement have unanimously determined, in a good faith exercise of the Board’s business judgment, that: (i) Plaintiffs’ litigation and settlement efforts in the Derivative Actions are the cause of the Cash Payment to Acadia; (ii) Plaintiffs’ litigation and settlement efforts in the Derivative Actions are the substantial cause of the Board’s agreement to adopt, implement, and maintain the Reforms for the agreed term; (iii) the Reforms confer substantial corporate benefits on the Company and its stockholders; and (iv) the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders.

V.	TERMS OF THE STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (for themselves and derivatively on behalf of Acadia), by and through Plaintiffs’ Counsel, and the Individual Defendants and Acadia, by and through their attorneys of record, that in exchange for the consideration set forth below, the Derivative Actions and Released Claims shall be fully, finally, and forever compromised, settled, discharged, relinquished, and released, upon and subject to the terms and conditions of this Stipulation, as follows:

1.	Definitions

To the extent not otherwise defined herein, the following terms, as used in this Stipulation, have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition in any other document related to the Settlement, the definition set forth below shall control:

1.      “Acadia” or the “Company” means Acadia Healthcare Company, Inc., including, but not limited to, its predecessors, successors, partners, joint ventures, subsidiaries, affiliates, divisions, and assigns.

2.       “Board” refers to the present and future Board of Directors of Acadia.

3.      “Cash Payment” refers to the $12,000,000 in cash to be paid by Defendants’ Side A-DIC insurance carriers to the Company exclusively for the settlement and release of all Released Claims against the Released Parties and the dismissal with prejudice of the Derivative Actions as set forth in this Stipulation.

4.      “Corporate Governance Reforms” or “Reforms” refer to the corporate governance reforms agreed to by the Settling Parties as part of the Settlement, as reflected in Exhibit A attached hereto and incorporated herewith.

5.       “Court” means the U.S. District Court for the Middle District of Tennessee.

6.      “Current Acadia Stockholder(s)” means any Person(s) who are record or beneficial owners of Acadia common stock as of the date of the execution of this Stipulation and who continue to hold their Acadia common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Acadia, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

7.      “Defendants’ Counsel” means King & Spalding LLP, Riley & Jacobson, PLC, and Morris Nichols Arsht & Tunnell LLP.

8.       “Derivative Actions” means collectively: (i) In re Acadia Healthcare Company, Inc. Stockholder Derivative Litigation, Lead Case No. 3:19-cv-00167 (M.D. Tenn.) (consolidated with Case No. 3:19-cv-00441); (ii) Pfenning v. Jacobs, et al., C.A. No. 2020-0915-NAC (Del. Ch.); and (iii) Solak v. Jacobs, et al., C.A. 2021-0163-NAC (Del. Ch.).

9.      “Effective Date” means the first date by which all of the events and conditions specified in Section V.6.1. of this stipulation have been met and have occurred or have been waived.

10.      “Federal Derivative Action” refers to the action captioned In re Acadia Healthcare Company, Inc. Stockholder Derivative Litigation, Lead Case No. 3:19-cv-00167 (M.D. Tenn.) (consolidated with Case No. 3:19-cv-00441).

11.      “Fee and Expense Amount” refers to the agreed-to sum of $4,750,000 in attorneys’ fees and expenses, as set out in Section V.4.1. hereof, subject to approval by the Court, in full satisfaction of any and all claims for attorneys’ fees and expenses that have been, could be, or could have been sought by Plaintiffs’ Counsel or any other counsel in connection with the derivative claims asserted in the Derivative Actions.

12.      “Final” means the time when the Judgment has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Derivative Actions; or (2) an appeal has been filed and the court(s) of appeal has/have either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed and the appellate court mandate(s) has/have issued; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of service awards to Plaintiffs. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses or the payment of service awards to Plaintiffs shall not in any way delay or preclude the Judgment from becoming Final.

13.      “Final Order and Judgment” or “Judgment” means the judgment to be rendered by the Court upon its final approval of the Settlement, substantially in the form attached as Exhibit C hereto.

14.      “Individual Defendants” means defendants Deborah Jacobs, as Executor of the Estate of Joey A. Jacobs; William Brent Turner; David Duckworth; Reeve B. Waud; E. Perot Bissell; Vicky B. Gregg; William F. Grieco; Wade D. Miquelon; William M. Petrie; Ronald M. Fincher; Christopher R. Gordon; and Hartley R. Rogers.

15.      “Long-Form Notice” means the notice in substantially similar form as the notice attached as Exhibit B-1 hereto.

16.      “Person” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.

17.      “Pfenning Action” refers to the action captioned Pfenning v. Jacobs, et al., C.A. No. 2020-0915-NAC (Del. Ch.).

18.       “Plaintiffs” means Plaintiffs Robert Davydov, Margaret Pfenning, and John Solak.

19.      “Plaintiffs’ Counsel” means the law firms of Robbins LLP; Johnson Fistel, PLLP; Kahn Swick & Foti, LLC; Levi & Korsinsky, LLP; and Hach Rose Schirripa & Rehns LLP, and Liaison Counsel Davies, Humphreys & Reese PLC; McCollom D’Emilio Smith Uebler LLC; and Ashby & Geddes.

20.      “Related Person(s)” means: (i) as to Acadia, Acadia’s past or present directors, officers, managers, employees, partners, agents, attorneys, accountants, auditors, banks, underwriters, members, stockholders, insurers, excess insurers, reinsurers, co-insurers, advisors, consultants, experts, successors, subsidiaries, current and former parents, affiliates, divisions, joint ventures, assigns, general or limited partnerships, limited liability companies, trustees, trusts, beneficiaries, distributees, foundations, legal representatives, and any entity in which Acadia has a controlling interest, and all officers, directors and employees of Acadia’s current and former subsidiaries; (ii) as to the Individual Defendants, (1) each past, present, or future spouse, domestic partner, parents, immediate family member, heir, executor, estate, associates, administrator, agent, attorney, accountant, auditor, bank, underwriters, insurer, excess insurer, co-insurer, re-insurer, advisor, consultant, expert, trustees, beneficiaries, distributees, foundations, personal or legal representatives, or affiliate of any of them, (2) any trust for which any Individual Defendant, or any spouse or family member thereof, serves as a settlor, beneficiary, or trustee, and (3) any entity in which an Individual Defendant, or any spouse or immediate family member thereof, holds a controlling interest or for which an Individual Defendant has served as an employee, director, officer, managing director, advisor, general partner, limited partner, or member and any collective investment vehicle which is advised or managed by any of them; and (iii) as to Plaintiffs and any other Current Acadia Stockholder, any person or entity seeking to assert a claim against Defendants by or through a Current Acadia Stockholder, including (1) any past, present, or future spouse, domestic partner, parents, immediate family member, heir, executor, estate, associates, administrator, agent, attorney, accountant, auditor, bank, underwriters, insurer, excess insurer, co-insurer, re-insurer, advisor, consultant, expert, trustees, beneficiaries, distributees, foundations, personal or legal representatives, or affiliate of any of them, (2) any trust for which any Plaintiff or Current Acadia Stockholder, or any spouse or family member thereof, serves as a settlor, beneficiary, or trustee, and (3) any entity in which a Plaintiff or Current Acadia Stockholder, or any spouse or immediate family member thereof, holds a controlling interest or for which that Plaintiff or Current Acadia Stockholder has served as an employee, director, officer, managing director, advisor, general partner, limited partner, or member and any collective investment vehicle which is advised or managed by any of them.

21.      “Released Claims” means all claims, demands, rights, ,debts, interests, actions, suits, causes of action, cross-claims, counter-claims, charges, judgments, obligations, setoffs, liabilities for any obligations of any kind whatsoever, and claims for relief of every nature and description whatsoever, including but not limited to both known claims or Unknown Claims (as set forth in Section V.5.), including for fees, costs, penalties, damages whenever incurred, and liabilities of any nature whatsoever (including, without limitation, direct or indirect claims or demands for rescission, damages, interest, attorneys’ fees, and any other costs, expenses, or liabilities whatsoever, including joint and several), whether based on federal, state, local, statutory or common law, in equity, or on any other law, rule, regulation, ordinance, contract, or the law of any foreign jurisdiction, whether fixed or contingent, liquidated or unliquidated, suspected or unsuspected, asserted or unasserted, matured or unmatured, that have been, or could have been, asserted in the Derivative Actions by Plaintiffs, Acadia, or any Acadia stockholder alleging derivative claims on behalf of Acadia against the Individual Defendants and Released Persons arising out of, or relating to (i) any of the facts, transactions, events, matters, occurrences, acts, disclosures, statements, alleged omissions, or alleged failures to act in connection with or related to the facts alleged in the Derivative Actions, (ii) the defense, settlement, or resolution of the Derivative Actions, or (iii) the Settlement, except for any claims to enforce the Settlement, in any court, tribunal, forum or proceeding, against any of the Defendants or the Released Persons. “Released Claims” shall not include any claims to enforce the Stipulation, Judgment, or any other document memorializing the Settlement.

22.      “Released Persons” means the Individual Defendants, Acadia, and their respective Related Persons. As defined in Section V.1.20. above, Related Persons includes, but is not limited to, all current and former Acadia directors and officers, including all those who are named as defendants in the stockholder Derivative Actions described in Section I. “Released Person” means, individually, each of the Released Persons.

23.      “Releasing Parties” means Plaintiffs, for themselves and derivatively on behalf of Acadia, Current Acadia Stockholders, and Acadia, as well as their respective Related Persons, and any Person that could assert any of the Released Claims on their behalf.

24.      “Securities Class Action” means the securities class action captioned St. Clair Cnty. Emps. Ret. Sys. v. Acadia Healthcare Co., Inc., No. 3:18-cv-00988 (M.D. Tenn.).

25.      “Settlement” means the agreement, terms, and conditions contained in this Stipulation dated July 31, 2026 and its exhibits.

26.      “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement and determine: (i) whether to enter Judgment; and (ii) any other matters before the Court, at the Court’s discretion.

27.      “Settlement Notice” means the notice of the proposed Settlement substantially in the forms annexed hereto as Exhibit B-1 (“Long-Form Notice”) and Exhibit B-2 (“Short-Form Notice”).

28.      “Settling Parties” means, collectively, Plaintiffs, the Individual Defendants, and Acadia. “Settling Party” means, individually, each of the Settling Parties.

29.      “Short-Form Notice” means the notice in substantially similar form as attached hereto as Exhibit B-2.

30.      “Solak Action” refers to the action captioned Solak v. Jacobs, et al., C.A. 2021-0163-NAC (Del. Ch.).

31.      “Stipulation” means this Stipulation of Settlement dated July 31, 2026 and its exhibits.

32.       “Term Sheet” means the Settlement Term Sheet dated March 3, 2026.

33.      “Unknown Claims” means any actions, suits, claims, demands, rights, liabilities, and causes of action, which Plaintiffs, Acadia, or a Current Acadia Stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Claims, including claims which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to this Settlement, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs, Acadia, and Current Acadia Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States or any other state, sovereign, or jurisdiction, or any principle of common law or foreign law, which is the same, similar, comparable, or equivalent to Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Settling Parties, the Releasing Parties, the Released Persons acknowledge, and all other Current Acadia Stockholders by operation of law shall be deemed to have acknowledged, that they may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, but that it is the intention of the Settling Parties, the Releasing Parties, the Released Persons, and all other Current Acadia Stockholders by operation of law, to completely, fully, finally, and forever extinguish any and all Released Claims without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and every Releasing Party, Released Person and Current Acadia Stockholder shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a material element of the Settlement of which this release is a part, and was relied upon by each and all of the Settling Parties in entering into the Stipulation and agreeing to the Settlement..

2.	Terms of the Settlement

1.    Defendants’ Side A-DIC insurance carriers shall make the Cash Payment to Acadia within thirty (30) days from the later of (i) entry of the Preliminary Approval Order and (ii) Acadia providing complete payment instructions to the insurers, notwithstanding the existence of any collateral attacks on the Settlement, including without limitation, any objections or appeals, subject to Acadia’s obligations to: (i) return the Cash Payment within ten (10) business days following notice that the Settlement has failed to become effective; and (ii) refund any amount by which the Cash Payment is reduced within ten (10) business days following notice of such reduction.

2.    Acadia shall maintain, adopt, or implement the Corporate Governance Reforms detailed in Exhibit A hereto pursuant to the terms set forth in Exhibit A, including but not limited to the Fiduciary Out (as defined in the Reforms) term set out therein.

3.    Acadia’s Board has unanimously approved a resolution reflecting the Board members’ determination, in a good faith exercise of their business judgment, that: (i) Plaintiffs’ litigation and settlement efforts in the Derivative Actions are the cause of the Cash Payment to Acadia; (ii) Plaintiffs’ litigation and settlement efforts in the Derivative Actions are the substantial cause of the Board’s agreement to adopt, implement, and maintain the Reforms for the agreed term; (iii) the Reforms confer substantial corporate benefits on the Company and its stockholders; and (iv) the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders.

3.	Procedure for Implementing the Settlement

1.    As soon as practicable after execution of this Stipulation, Plaintiffs shall submit the Stipulation together with its Exhibits to the Court and shall move for entry of an order substantially in the form of Exhibit B hereto (the “Preliminary Approval Order”), requesting, among other things, the preliminary approval of the Settlement set forth in the Stipulation, and approval for the filing and publication of the Settlement Notice, substantially in the forms attached hereto as Exhibits B-1 and B-2, which shall include the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing as described herein.

2.    Within twenty-one (21) business days following the Court’s entry of the Preliminary Approval Order, Acadia shall issue notice of the Settlement, which shall consist of: (i) causing the Stipulation and Long-Form Notice to be filed with the SEC, along with an SEC Form 8-K; (ii) issuing a press release with the Short-Form Notice; and (iii) posting of the SEC Form 8-K with attachments on the “Investor Relations” page of https://www.AcadiaHealthcare.com, the address of which shall be set forth in the Settlement Notice, and shall remain on the Company’s website until the judgment becomes Final. Acadia shall bear all costs associated with this Settlement Notice provided in this Paragraph, or any other form or manner of notice approved and/or required by the Court. The Settling Parties agree that the content and manner of notice set forth herein constitutes adequate and reasonable notice to Current Acadia Stockholders under applicable law and consistent with due process standards. At least seven (7) calendar days before the Settlement Hearing, Defendants’ Counsel shall file with the Court a declaration confirming the effectuation of the notice program as ordered by the Court.

3.    Plaintiffs will also request that no less than forty-five (45) days after the Settlement Notice is given, the Court will hold a Settlement Hearing to consider and determine whether the Final Order and Judgment, substantially in the form of Exhibit C hereto, should be entered: (i) approving the terms of the settlement as fair, reasonable, and adequate; and (ii) dismissing with prejudice the Federal Derivative Action against the Individual Defendants.

4.    Within seven (7) days after entry of the Preliminary Order, Plaintiffs shall file appropriate papers in the Pfenning Action and the Solak Action that: (i) inform the Delaware Court of Chancery of the Settlement and this Stipulation; and (ii) request a further stay of the Pfenning Action and the Solak Action (including suspension of any deadlines or filing requirements, except as necessary to consummate the Settlement) pending final approval of this Stipulation by the Court. Within seven (7) calendar days of the Judgment becoming Final, Plaintiffs shall file the necessary paperwork to effectuate dismissal of the Pfenning Action and the Solak Action with prejudice.

5.    Pending the Effective Date of Settlement, the Settling Parties shall not file or prosecute any other actions or proceedings except those relating to the Settlement, and Plaintiffs and Current Acadia Stockholders are barred and enjoined from directly or indirectly commencing, instituting, maintaining, prosecuting, instigating, intervening in, or in any way participating in the commencement or prosecution of any derivative action asserting any Released Claims against any of the Released Persons.

4.	Plaintiffs’ Counsel’s Separately Negotiated Attorneys’ Fees and Expenses

1.    After negotiating the principal terms of the Settlement, counsel for the Settling Parties, with the substantial assistance of the Mediator, separately negotiated the attorneys’ fees and expenses Acadia would pay to Plaintiffs’ Counsel based on the monetary and corporate governance benefits conferred upon Acadia by the Settlement. Acadia will pay $4,750,000 in attorneys’ fees and expenses, subject to approval by the Court (the “Fee and Expense Amount”).

2.    The Fee and Expense Amount will be paid into an escrow account controlled by Johnson Fistel, PLLP within thirty-five (35) days of the later of (a) Johnson Fistel, PLLP providing a W-9 and payment instructions in the form required by Acadia or (b) entry of the Preliminary Approval Order, to be held in escrow by Plaintiffs’ Counsel by way of Johnson Fistel, PLLP, and shall be immediately releasable upon entry of an order granting final approval to the settlement and approving the fees and expenses, notwithstanding the existence of any collateral attacks on the settlement, including without limitation, any objections or appeals, subject to Plaintiffs’ Counsel’s obligations, which shall be joint and several as to each law firm: (i) to return all released fees and expenses within ten (10) business days following notice that the Settlement has failed to become effective or that the Judgment fails to become Final; and (ii) to refund any amount by which the award of such fees and expenses is reduced within ten (10) business days following notice of such reduction.

3.    Plaintiffs may seek service awards not to exceed $5,000 each to be paid out of the Fee and Expense Amount, subject to approval by the Court, which Defendants shall not oppose.

4. Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves. Defendants are not responsible for the allocation of the Fee and Expense Amount amongst Plaintiffs’ Counsel. Plaintiffs’ Counsel agree that any disputes regarding the allocation of the Fee and Expense Amount among them (or between Plaintiffs’ Counsel and any other derivative counsel) shall be presented to and be mediated, and, if necessary, finally decided and resolved by the Mediator on the terms and subject to the processes and procedures set forth by the Mediator in her sole discretion. The Mediator’s fees and costs for any such mediation and/or arbitration shall be borne solely by Plaintiffs’ Counsel (or between Plaintiffs’ counsel and other derivative plaintiffs’ counsel) and allocated among Plaintiffs’ Counsel by agreement or as finally determined by the Mediator. Plaintiffs’ Counsel shall make no request to the Court for (and hereby release any right they may otherwise have to seek) attorneys’ fees and/or costs beyond the Fee and Expense Amount.

5.    The Released Persons shall have no responsibility for or liability whatsoever with respect to the allocation of attorneys’ fees or litigation expenses among Plaintiffs’ Counsel, or any other counsel representing Plaintiffs or any other Acadia stockholder or any other counsel asserting a right to recover any portion of the Fee and Expense Amount. Any dispute regarding any allocation of fees or expenses among Plaintiffs’ Counsel or any other counsel asserting a right to recover a portion of the Fee and Expense Amount shall have no effect on the Settlement.

6.    The Fee and Expense Amount, as well as any service awards, are subject to the approval of the Court; however, the effectiveness of the Settlement shall not be conditioned upon the approval of the Court of either the Fee and Expense Amount or the service awards.

5.	Releases

1.    Pursuant to the Judgment, without further action by anyone, upon the Effective Date, as defined in Section V.6.1., the Releasing Parties, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and compromised, settled, released, resolved, relinquished, waived, discharged, and dismissed with prejudice each and every one of the Released Claims (including Unknown Claims) against each and every one of the Released Persons.

2.    Pursuant to the Judgment, without further action by anyone, upon the Effective Date, as defined in Section V.6.1., the Releasing Parties, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, shall be forever barred and enjoined from directly or indirectly initiating, commencing, facilitating, filing, instituting, maintaining, assisting in, intervening in, or prosecuting any action, suit, cause of action, arbitration, claim, demand, or other proceeding in any jurisdiction, on their own behalf or in a representative capacity, that is based upon or arises out of any or all of the Released Claims, the Derivative Actions, or the filing, prosecution, defense, settlement or resolution of the Derivative Actions against any of the Released Persons.

3.    Pursuant to the Judgment, without further action by anyone, upon the Effective Date, as defined in Section V.6.1., the Releasing Parties, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, shall have covenanted not to sue, directly or indirectly, any of the Released Persons with respect to any or all of the Released Claims.

4.    Pursuant to the Judgment, without further action by anyone, upon the Effective Date, as defined in Section V.6.1. each of the Released Persons and the Related Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, Plaintiffs’ Counsel, and all Current Acadia Stockholders (solely in their capacity as Acadia stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims.

5.    Notwithstanding paragraphs 1–4 above, nothing in the Stipulation or Judgment shall provide a release of any claims to enforce this Stipulation, the Settlement, or the Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Judgment. In addition, nothing in paragraphs 1–3 herein is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Delaware law, including but not limited to any rights any Released Person has or may have related to any pending or threatened civil or governmental proceedings.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

1.	The Effective Date shall be conditioned on the occurrence of all of the following events:

a.

Court approval of the Settlement and approval of the content and method of providing notice of the proposed Settlement to Current Acadia Stockholders, and the subsequent dissemination of the notice to Current Acadia Stockholders;

b.	Payment of the Cash Payment to Acadia;

c.

Court entry of the Judgment, in all material respects in the form set forth as Exhibit C annexed hereto, approving the Settlement and dismissing the Federal Derivative Action with prejudice, without awarding costs to any party, except as provided herein;

d.	Dismissals with prejudice of the Pfenning Action and Solak Action, without awarding costs to any party, except as provided herein; and

e.	the passing of the date upon which the Judgment becomes Final.

2.    If any of the conditions specified in Section V.6.1. are not met, then the Stipulation shall be cancelled and terminated subject to the provisions of this Section V.6.2., unless counsel for the Settling Parties mutually agree in writing to proceed with an alternative or modified Stipulation and submit it for Court approval. If for any reason the Effective Date does not occur, or if this Stipulation is terminated, cancelled, or otherwise fails to become effective for any reason:

a.	the Settling Parties, Released Persons, and Related Persons shall be restored to their respective positions that existed immediately prior to the date of execution of the Stipulation;

b.

all negotiations, proceedings, documents prepared, and statements made in connection with this Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in any subsequent proceeding in the Derivative Actions or in any other action or proceeding; and

c.

the terms and provisions of the Stipulation, including the Term Sheet—with the exception of the provisions of Sections V.4.2(i)-(ii) and V.8.4.—shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

3.    No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of attorney’s fees, costs, expenses, and interest awarded by the Court to Plaintiffs’ Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

7.	Bankruptcy

1.    In the event any proceedings by or on behalf of Acadia, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals to effectuate this Stipulation in a timely and expeditious manner. By way of example only, the Settling Parties agree to cooperate in making applications and motions to the bankruptcy court, including, for relief from any stay, approval of the Settlement, authority to release funds, authority to release claims and indemnify officers and directors, and authority for the Court to enter all necessary orders and judgments, and any other actions reasonably necessary to effectuate the terms of the Settlement.

2.    If any Bankruptcy Proceedings by or on behalf of Acadia are initiated prior to the Court’s entry of an order approving the Fee and Expense Amount, the Settling Parties agree to seek an order from the bankruptcy court presiding over such Bankruptcy Proceedings: (i) either lifting the automatic stay for the limited purpose of authorizing payment of the Fee and Expense Amount, or finding that payment of the amount of the Fee and Expense Amount does not violate the automatic stay; and (ii) finding that the payment of the Fee and Expense Amount does not constitute utilization of estate proceeds and/or a preference, voidable transfer, fraudulent transfer, or similar transaction. In addition, in the event of any Bankruptcy Proceedings by or on behalf of Acadia, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the Bankruptcy Court to carry out the terms and conditions of this Stipulation.

8.	Miscellaneous Provisions

1.    The Settling Parties: (i) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

2.    The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs, the Releasing Parties, and Acadia and Current Acadia Stockholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon or related to the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Related Person as to the merits of any claim, allegation, or defense. The Judgment shall contain a finding that during the course of the litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all similar state law provisions (including Rule 11 of the Rules of the Court of Chancery of the State of Delaware). The Settling Parties further agree that the Released Claims are being settled voluntarily after consultation with competent legal counsel and under the guidance and supervision of the experienced Mediator.

3.    Pending the Effective Date, the Settling Parties agree not to initiate any proceedings concerning the Released Claims other than those incident to the Settlement itself; provided, however, that any one of Acadia and the Individual Defendants may seek to prevent or stay any other action or claims brought seeking to assert any Released Claims.

4.    Neither the Stipulation nor the Settlement, including any Exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission, or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or Acadia; or (ii) is or may be deemed to be or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons or Acadia in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar, or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

5.    All agreements made and orders entered during the course of the Derivative Actions relating to the confidentiality of information or sealing of documents shall survive this Stipulation and the Judgment. In addition, whether or not the Stipulation is approved by the Court and whether or not the Stipulation is consummated, or the Effective Date occurs, the Settling Parties and their counsel agree that all negotiations, discussions, acts performed, agreements, drafts, documents signed, and proceedings in connection with the Stipulation are confidential and that they shall use their respective best efforts to maintain that confidentiality, except as necessary to obtain approval of the Stipulation.

6.    All Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.    This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

8.    This Stipulation shall be deemed to have been drafted equally by all the Settling Parties.

9.    In the event there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any Exhibit hereto, the terms of the Stipulation shall prevail. Notwithstanding the foregoing sentence, the terms of Exhibit A shall govern Acadia’s obligations with respect to the Corporate Governance Reforms as set forth in Section V.2.2.

10.    This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties, or inducements have been made to any Settling Party concerning the Stipulation and/or any of its Exhibits, other than the representations, warranties, and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Derivative Actions and no parole or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

11.    Each of the Individual Defendants, and Acadia, expressly denies and continues to deny all allegations of wrongdoing, liability, or damages against himself, herself, or itself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Actions, including but not limited to denying that the Company suffered any damages alleged in the Derivative Actions, that Defendants acted fraudulently or wrongfully in any way, that Defendants breached any duty owed to the Company, or that the alleged harm suffered by the Company if any, was causally linked to any of Defendants’ actions or omissions. In addition, Defendants maintain that they have meritorious defenses to all claims alleged in the Derivative Actions.

12.    The provisions contained in this Stipulation, including the exhibits hereto, the Term Sheet, the content of the negotiations leading to the execution of the Term Sheet and this Stipulation, or the content of any proceedings taken pursuant to or in connection with the Term Sheet, this Stipulation, and/or approval of the Settlement (including any argument proffered in connection therewith): (i) shall not be offered against any of the Released Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Derivative Actions, as to any of the claims settled in the Derivative Actions, or as to any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person or in any way referred to for any other reason as against any of the Released Persons, in the Derivative Actions, or in any other action or arbitration, civil, criminal, or administrative proceeding, except for such proceedings as may be necessary to effectuate the provisions of this Stipulation; and (ii) shall be construed against any of the Released Persons as an admission, concession, or presumption that the consideration to be given hereunder represents the consideration which could be or would have been recovered after trial; provided, however, that if this Stipulation is approved by the Court, the Settling Parties and the Released Persons and their respective counsel may refer to it to effectuate the protections from liability granted hereunder or otherwise to enforce the terms of the Settlement.

13.    The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties, the Released Persons, and the Releasing Persons, including any corporation or other entity into or with which any Settling Party merges, consolidates, or reorganizes. The Settling Parties agree that this Stipulation will run to their respective success ors-in-interest, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy, and legal representatives and they further agree that any planned, proposed, or actual sale, or change-in-control of Acadia shall not void this Stipulation; provided, however, that if the Company’s stock is no longer publicly traded in the future, the corporate governance measures shall no longer apply. The Settling Parties further agree that, in the event of a planned, proposed, or actual sale, merger, or change-in-control of Acadia, they will continue to seek final approval of this Stipulation expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.

14.    Except as otherwise expressly provided herein, all parties, including all Individual Defendants, their counsel, Acadia and its counsel, and Plaintiffs, Plaintiffs’ Counsel, and Liaison Counsel shall bear their own fees, costs, and expenses.

15.    Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

16.    Plaintiffs represent and warrant they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

17.    No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

18.    Each counsel or other Person executing this Stipulation on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

19.    Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.

20.    The Stipulation may be executed in one or more counterparts. A faxed or pdf signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts including facsimile and/or pdf counterparts shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

21.    Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and the Judgment and for matters arising out of, concerning, or relating thereto. In the event that a dispute arises between any of the Settling Parties and/or Released Persons concerning compliance with any term of this Stipulation or finalization of the Settlement, the Settling Parties agree that such dispute shall be resolved by the Mediator. The Settling Parties shall participate in good faith in an expedited telephonic mediation or other mediation process as directed by the Mediator. If that is unsuccessful, the Settling Parties’ dispute shall be resolved by a final, binding, and non-appealable resolution by the Mediator. Each of the Settling Parties shall bear its own costs and expenses in connection with any such dispute.

21.    Nothing in this Stipulation, or the negotiations relating thereto, is intended or shall be deemed to constitute a waiver of any applicable privilege or immunity, including without limitation the attorney-client privilege, the joint defense privilege, or work product protection.

23.    This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of Delaware without giving effect to Delaware’s choice-of-law principles.

24.    Within thirty (30) days of the Effective Date, Plaintiffs’ Counsel shall each provide Defendants’ counsel with a certification that they have destroyed or returned any documents obtained from Defendants in connection with the Derivative Actions that were marked confidential, except for documents constituting attorney work product or that were filed in a court.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed, by themselves and/or by their duly authorized attorneys, dated July 31, 2026.

JOHNSON FISTEL, PLLP

/s/ Michael I. Fistel, Jr.

Michael I. Fistel, Jr.

Mary Ellen Conner

40 Powder Springs Street

Marietta, GA 30064

Telephone: (470) 632-6000

Email: michaelf@johnsonfistel.com

Email: maryellenc@johnsonfistel.com

ROBBINS LLP

/s/ Brian J. Robbins

Brian J. Robbins

Stephen J. Oddo

Ashley R. Rifkin

5060 Shoreham Place, Suite 300

San Diego, CA 92122

Telephone: (619) 525-3990

Email: brobbins@robbinsllp.com

Email: soddo@robbinsllp.com

Email: arifkin@robbinsllp.com

Co-Lead Counsel in the Federal Derivative Action

KAHN SWICK & FOTI, LLC

/s/ Lewis S. Kahn

Lewis S. Kahn

Melinda A. Nicholson

1100 Poydras St., Suite 960

New Orleans, LA 70163

Telephone: (504) 455-1400

Email: lewis.kahn@ksfcounsel.com

Email: melinda.nicholson@ksfcounsel.com

Counsel for Plaintiff Margaret Pfenning

HACH ROSE SCHIRRIPA & REHNS LLP

/s/ Daniel B. Rehns

Daniel B. Rehns

Frank R. Schirripa

112 Madison Avenue, 10th Floor

New York, NY 10016

Telephone: (212) 213-8311

Email: drehns@hrsrlaw.com

Email: fschirripa@hrsrlaw.com

LEVI & KORSINSKY, LLP

/s/ Gregory M. Nespole

Gregory M. Nespole

Daniel Tepper

Correy A. Suk

33 Whitehall Street, 27th Floor

New York, NY 10004

Telephone: (212) 363-7500

Email: gnespole@zlk.com

Email: dtepper@zlk.com

Email: csuk@zlk.com

Counsel for Plaintiff John Solak

KING & SPALDING LLP

/s/ Jessica P. Corley

Jessica P. Corley

Lisa R. Bugni

1180 Peachtree Street, NE

Suite 1600

Atlanta, GA 30309

Telephone: (404) 572-4600

Email: jpcorley@kslaw.com

Email: lbugni@kslaw.com

Counsel for Defendants

EXHIBIT A

Acadia Healthcare Company, Inc.

In re Acadia Healthcare Company, Inc. Stockholder Derivative Litigation, Lead Case No. 3:19-cv-00167 (M.D. Tenn.) (Consolidated with Case No. 3:19-cv-00441); Pfenning v. Jacobs, et. al., C.A. 2020-0915-NAC (Del. Ch.); and Solak v. Jacobs, et al., Case No. 2021-0163-NAC (Del. Ch.) (the “Derivative Actions”)

CORPORATE GOVERNANCE REFORMS

Acadia Healthcare Company, Inc. (“Acadia” or the “Company”) is a holding company whose direct and indirect subsidiaries own and operate acute inpatient psychiatric facilities, specialty treatment facilities, comprehensive treatment centers, residential treatment centers and facilities providing outpatient behavioral healthcare services to serve the behavioral healthcare and recovery needs of communities throughout the United States and Puerto Rico. The terms “facilities,” “centers,” “clinics,” and “hospitals” refer to entities owned, operated, or managed by subsidiaries of Acadia. References herein to “employees” refer to employees of subsidiaries of Acadia.

Within ninety (90) days of issuance of a final order approving the settlement (the “Settlement”) of the Derivative Actions, Acadia, through its Board of Directors (the “Board”) or management, shall take all necessary and appropriate action to adopt, implement and maintain the corporate governance, oversight and internal controls reforms set forth herein (collectively, the “Reforms”) for a period of not less than four (4) years following the later of (a) the effective date of the Settlement or (b) the adoption of such Reforms, unless otherwise indicated (the “Commitment Term”).

Acadia may amend or eliminate any one or more of the Reforms if Acadia management or the Board determines in a good faith exercise of its business judgment that any such Reform is no longer necessary or advisable (a “Fiduciary Out”). If the Board determines that one or more of the Reforms shall be amended or eliminated due to a Fiduciary Out, it shall memorialize the reason(s) for the amendment or elimination of such Reform(s) in the minutes of the Board meeting at which such determination is made. If a Reform is eliminated due to a Fiduciary Out, the Board shall, within twenty (20) business days, adopt a replacement Reform that accomplishes substantially the same objective; provided, however, that no such replacement Reform need be adopted if, in the good faith business judgment of a majority of the Board’s independent directors, it is not in the best interest of the Company. If any material changes to the Reforms are made pursuant to the Fiduciary Out, Acadia shall notify Plaintiffs’ Counsel within thirty (30) days of such change being adopted. As of the date of the execution of the Settlement Term Sheet, the Board certifies that it is unaware of any law or other circumstances that currently triggers a Fiduciary Out with respect to any Reform. In the event that Acadia, in its current form, ceases to exist whether by dissolution, change of control or otherwise, then the Settlement shall not preclude Acadia (and/or any acquirer or successor) from taking any actions, necessary or advisable, including amending or eliminating any or all of the Reforms.

I.	MANAGEMENT-LEVEL DISCLOSURE COMMITTEE

The Company agrees to amend the charter for the management-level Disclosure Committee (the “Disclosure Committee”) as follows:

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Acadia Healthcare Company, Inc.

A.	Membership

The Controller shall serve as the chairperson of the Disclosure Committee, unless another member is selected by the Audit Committee of the Board (the “Audit Committee”). The composition of the Disclosure Committee may only be changed once each calendar year as the Audit Committee determines to be necessary or desirable.

B.	Duties and Responsibilities

1.	The Disclosure Committee shall be responsible for:

a)    Assisting the Company’s officers with evaluating the materiality of information and events relating to or affecting the Company, and determining the timing and appropriate method of disclosure of information deemed material that is required to be disclosed;

b)    Reviewing in advance, in conjunction with the Audit Committee, each Form 10-K and Form 10-Q filed by the Company with the SEC, and each Annual Report to stockholders, to determine the adequacy and material accuracy of the disclosures included therein;

c)    Reporting any material disclosure issues to the Audit Committee;

d)    Reviewing the Company’s periodic public reports to ensure proper disclosure of risks and risk factors that are required to be disclosed; and

e)    Undertaking other duties or responsibilities as the Chief Executive Officer, the Chief Financial Officer and the Audit Committee, together, determine is necessary or desirable.

C.	Meetings

1.    The Disclosure Committee shall hold regular meetings in connection with the preparation and review of each of the Company’s Forms 10-K and 10-Q and Annual Reports.

2.    The Disclosure Committee may invite other Company personnel, outside auditors, outside counsel or other outside advisors to attend its meetings, as it deems necessary and appropriate to perform its duties and responsibilities. A representative of each major department in the Company shall be invited to participate in the meetings held to review the Forms 10-Q and 10-K.

3.    A majority of the members of the Disclosure Committee shall constitute a quorum for purposes of holding a meeting, and the Disclosure Committee may act by a vote of a majority of the members present at such meeting.

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D.	Reporting

1.    Before each Form 10-K, Form 10-Q and Annual Report is finalized, the Disclosure Committee shall report to the Chief Executive Officer and the Audit Committee regarding the Disclosure Committee’s deliberations, activities and disclosure recommendations sufficiently prior to the filing or distribution of the final document for the Chief Executive Officer and the Chief Financial Officer to satisfy themselves as to the adequacy of the process and to provide their own input on disclosure.

II.	INSIDER TRADING AND DISCLOSURE POLICY REFORMS

The Company agrees to amend its Insider Trading and Disclosure Policy (which shall be attached as an exhibit to the settlement agreement (the “Settlement Agreement”)) to provide for the following:

A.    The Nominating and Corporate Governance Committee of the Board (the “Governance Committee”) shall be responsible for direct oversight and enforcement of the Insider Trading and Disclosure Policy.

B.    The Governance Committee shall be responsible for administering the Insider Trading and Disclosure Policy in the event that the General Counsel: (i) seeks to engage in a transaction in the Company’s securities; (ii) implements, modifies or terminates their Rule 10b5-1 plan; or (iii) seeks for themselves pre-clearance of a transaction or approval of a prohibited transaction under the Insider Trading Policy.

C.    The General Counsel and/or the Governance Committee may utilize outside legal counsel and other experts and advisors to investigate allegations of improper insider trading.

D.    The Company will not take any inappropriate retaliatory action against any employee with respect to good faith reporting of complaints relating to or arising out of the Insider Trading and Disclosure Policy.

III.	CLAWBACK POLICY

A.    The Company agrees to maintain the Clawback Policy it adopted in place during the Commitment Term.

B.    The Company shall amend the Clawback Policy to include knowing and intentional violation of breach of fiduciary duty, regardless of whether such violation resulted in an accounting restatement.

C.     The Company shall make its Clawback Policy available on the Company’s website.

IV.	WHISTLEBLOWER POLICY

The Company agrees to amend its Whistleblower Policy as follows:

A.	The Whistleblower Policy shall communicate that:

1.    Complaints shall be reviewed by the Audit Committee, in consultation with and under the supervision of the Company’s legal counsel, and presented to the Board; and

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2.    Whistleblowing is an important tool for the Company to achieve its goal of adhering to its corporate governance policies.

B.    The Whistleblower Policy, with the endorsement of the Board and senior management of the Company, must adequately notify employees and independent contractors of the following:

1.    If a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Policy just as if he or she directed the complaint to the Audit Committee, the Chief Compliance Officer, the Company’s legal counsel and/or the Compliance Hotline; and

2.    The Company’s whistleblower materials shall all contain the statement that it is both illegal to discharge, demote, suspend, threaten, intimidate, harass or in any manner discriminate against whistleblowers.

C.     The relevant Committees of the Board shall be regularly informed of complaints received, as well as any material information resulting from any internal investigation into such complaints.

D.    The Company shall post information regarding its Compliance Hotline on its website and make clear that it is available to assist on matters pertaining to alleged corruption, fraud or similar activities at the Company.

V.	CHIEF QUALITY OFFICER

A.    The Company created the role of a Chief Quality Officer in January 2023.

B.    The Chief Quality Officer manages a team that:

1.    Oversees quality of care, patient and staff safety and regulatory compliance from a clinical perspective;

2.    Regularly visits the facilities for quality and compliance issues;

3.    Reviews incident and other relevant data to identify facilities potentially at risk for quality and compliance issues and develops plans with respect to those facilities to mitigate such risk;

4.    Creates materials for the Quality and Compliance Committee of the Board (the “Quality and Compliance Committee”) to review on a quarterly basis regarding patient and staff safety and regulatory compliance.

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C.    The Chief Quality Officer shall provide a report to the Quality and Compliance Committee on a quarterly basis regarding quality of care, patient and staff safety and regulatory compliance.

D.    The Board shall receive a report on a quarterly basis with a summary of the presentation made to the Quality and Compliance Committee.

VI.	BOARD-LEVEL QUALITY AND COMPLIANCE COMMITTEE

On July 15, 2024, the Board modified its Compliance Committee to become the Quality and Compliance Committee, which it shall maintain throughout the Commitment Term.

VII.	ENHANCED COMPENSATION COMMITTEE RESPONSIBILITIES

The Board shall amend the Charter of the Compensation Committee of the Board (the “Compensation Committee”) to reflect the following:

A.    In determining, setting or approving annual short-term compensation arrangements, the Compensation Committee shall take into account the particular executive’s performance as it relates to both legal and regulatory compliance (including compliance with SEC regulations and GAAP) and compliance with the Company’s internal policies and procedures.

VIII.	TECHNOLOGY COMMITTEE

The Company shall establish a management-level Technology Committee (the “Technology Committee”) and draft a charter formally creating the Technology Committee. The final draft of the Technology Committee Charter shall be attached as an exhibit to the Settlement Agreement. The Technology Committee will evaluate and assess its Charter and its performance annually or upon the occurrence of certain material events.

The Technology Committee Charter shall include the following:

A.	Purpose

The purpose of the Technology Committee is to review the Company’s technology across its facilities and determine any appropriate upgrades or changes to improve patient care. The Technology Committee will evaluate the Company’s technology structure and any developments in technology on a yearly basis.

B.	Membership

The Technology Committee shall be composed of (at least) the Chief Quality Officer, the Chief Operating Officer, the Chief Information Officer and the General Counsel.

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C.    Duties and Responsibilities

The Technology Committee shall be responsible for reviewing the Company’s current technology infrastructure and platforms across all facilities and evaluating whether change or upgrades to those platforms are appropriate. The Technology Committee shall also oversee the implementation of any such changes or upgrades.

D.    Reporting

A designee of the Technology Committee shall report at least annually to the full Board.

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EXHIBIT B

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

IN RE ACADIA HEALTHCARE COMPANY, INC. STOCKHOLDER DERIVATIVE LITIGATION	Lead Case No. 3:19-cv-00167 (Consolidated with Case No. 3:19-cv-00441)

[PROPOSED] PRELIMINARY APPROVAL ORDER

WHEREAS, the above-captioned shareholder derivative action is pending before the Court (the “Federal Derivative Action”);

WHEREAS, related shareholder derivative actions are pending before the Court of Chancery of the State of Delaware captioned Pfenning v. Jacobs, et al., C.A. No. 2020-0915-NAC (Del. Ch.) (the “Pfenning Action”), and Solak v. Jacobs, et al., C.A. 2021-0163-NAC (Del. Ch.) (the “Solak Action”) (together with the Federal Derivative Action and the Pfenning Action, the “Derivative Actions”);

WHEREAS, the Settling Parties have made an unopposed motion for an order preliminarily approving the proposed Settlement of the Derivative Actions (“Motion”) in accordance with the Stipulation of Settlement dated July 31, 2026 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed Settlement of the Derivative Actions, and for dismissal of the Derivative Actions with prejudice;

WHEREAS, the Court having: (i) read and considered the Motion together with the accompanying Memorandum of Law in Support of the Motion; (ii) read and considered the Stipulation, as well as all the exhibits attached thereto; and (iii) heard and considered arguments by counsel for the Settling Parties in favor of preliminary approval of the Settlement;

WHEREAS, the Court finds, based upon a preliminary evaluation of the Settlement as set forth in the materials mentioned above and presented to this Court, there is cause to believe that:

(i) the Settlement is fair, reasonable, and adequate, and within the range of possible approval, as it provides a substantial benefit to Acadia Healthcare Company, Inc. (“Acadia” or the “Company”) and Current Acadia Stockholders; (ii) the Settlement has been negotiated in good faith at arms-length between experienced attorneys for the Settling Parties familiar with the legal and factual issues of the Derivative Actions; and (iii) with respect to the forms of notice of the material terms of the Settlement to Current Acadia Stockholders for their consideration and reaction, that notice is appropriate and warranted; and

WHEREAS, except as otherwise expressly provided herein, all capitalized terms shall have the same meanings and/or definitions as set forth in the Stipulation.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1.    This Court preliminarily approves the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

2.    Within twenty-one (21) business days following entry of this Preliminary Approval Order, Acadia shall issue notice of the Settlement, which shall consist of: (i) causing the Stipulation and Long-Form Notice to be filed with the U.S. Securities and Exchange Commission (“SEC”), along with an SEC Form 8-K; (ii) issuing a press release with the Short-Form Notice; and (iii) posting of the SEC Form 8-K with attachments on the “Investor Relations” page of https://www.AcadiaHealthcare.com, the address of which shall be set forth in the Settlement Notice, and shall remain on the Company’s website until the judgment becomes Final. Acadia shall bear all costs associated with this Settlement Notice.

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3.    At least seven (7) calendar days before the Settlement Hearing, Defendants’ Counsel shall file with the Court a declaration confirming the effectuation of this notice program.

4.    The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Federal Rule of Civil Procedure 23.1 and due process.

5.    A hearing shall be held on                       , 2026 at          .m., before the Honorable William L. Campbell, Jr. in the U.S. District Court for the Middle District of Tennessee, Nashville Division, located at the United States Courthouse, Fred D. Thompson U.S. Courthouse and Federal Building, 719 Church Street, Courtroom 6B, Nashville, TN 37203 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Settlement Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether the Federal Derivative Action should be dismissed with prejudice; (iv) whether all Released Claims against the Released Persons should be fully and finally released; (v) whether to approve the agreed Fee and Expense Amount and any requested service awards to Plaintiffs; and

(vi) to rule upon such other actions as the Court may deem appropriate.

6.    The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Acadia Stockholders; (ii) the right to continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Acadia Stockholders; and (iii) the right to conduct the Settlement Hearing remotely without further notice to Current Acadia Stockholders.

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7.    Any Current Acadia Stockholders may appear and show cause, at their own expense, individually or through counsel, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why the Judgment should or should not be entered hereon, or in support of or opposition to the proposed Fee and Expense Amount, and any service awards sought for Plaintiffs. No Current Acadia Stockholders shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Current Acadia Stockholder has caused to be filed, and served on counsel as noted below: (i) a written notice of objection with the Person’s name, address, and telephone number, along with a representation as to whether such Person intends to appear at the Settlement Hearing; (ii) competent evidence that such Person held shares of Acadia common stock as of the date the Stipulation was signed, July 31, 2026, and continuing through the date the objection is made; (iii) a statement of objections to any action before the Court, the grounds therefore, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony.

8.    At least fourteen (14) calendar days prior to the Settlement Hearing, any such person must file the written objection(s) and corresponding materials, and a notice of intent to appear if any Current Acadia Stockholder intends to appear and requests to be heard at the Settlement Hearing before the Honorable William L. Campbell, Jr. in the U.S. District Court for the Middle District of Tennessee, Nashville Division, located at the United States Courthouse, Fred D. Thompson U.S. Courthouse and Federal Building, 719 Church Street, Courtroom 6B, Nashville, TN 37203, and serve such materials by that date, to each of the following Settling Parties’ counsel:

Plaintiffs’ Counsel

Michael I. Fistel, Jr.

JOHNSON FISTEL, PLLP

40 Powder Springs Street

Marietta, GA 30064

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Stephen J. Oddo

ROBBINS LLP

5060 Shoreham Place, Suite 300

San Diego, CA 92122

Defendants’ Counsel

Lisa Bugni

KING & SPALDING LLP

50 California Street, Suite 3300

San Francisco, CA 94111

Only Current Acadia Stockholders who have filed with the Court and sent to the Settling Parties’ counsel valid and timely written notices of objection will be entitled to be heard at the hearing, unless the Court orders otherwise.

9.    Any Current Acadia Stockholders who do not make an objection in the manner provided herein shall be deemed to have waived any such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and any Court-awarded attorneys’ fees and expenses to Plaintiffs’ Counsel or any approved service awards to Plaintiffs, unless otherwise ordered by the Court, but shall be otherwise bound by the Judgment to be entered and the releases to be given.

10.    All Current Acadia Stockholders shall be bound by all orders, determinations, and judgments in the Derivative Actions concerning the Settlement, whether favorable or unfavorable to Current Acadia Stockholders.

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11.    All papers in support of final approval of the Settlement, the Fee and Expense Amount, and any service awards for Plaintiffs shall be filed with the Court and served at least twenty-eight (28) calendar days prior to the Settlement Hearing. The Settling Parties shall file with the Court and serve responses to any objections filed with the Court pursuant to ¶ 7 herein at least (7) calendar days prior to the Settlement Hearing.

12.    All proceedings in the Federal Derivative Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

13.    Pending final determination of whether the Settlement should be approved, no Acadia stockholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

14.    This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Current Acadia Stockholders.

15.    Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (ii) is or may be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

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IT IS SO ORDERED.

DATED:
HON. WILLIAM L. CAMPBELL, JR. UNITED STATES DISTRICT JUDGE

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EXHIBIT B-1

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

IN RE ACADIA HEALTHCARE COMPANY, INC. STOCKHOLDER DERIVATIVE LITIGATION	Lead Case No. 3:19-cv-00167 (Consolidated with Case No. 3:19-cv-00441)

NOTICE OF PROPOSED SETTLEMENT

TO:	ALL RECORD OR BENEFICIAL OWNERS OF THE COMMON STOCK OF ACADIA HEALTHCARE COMPANY, INC. (“ACADIA” OR THE “COMPANY”) AS OF JULY 31, 2026.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION (THE “DERIVATIVE ACTIONS”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE ACTIONS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Middle District of Tennessee (the “Court”), that a proposed Settlement has been reached between the parties to the above-captioned shareholder derivative action (the “Federal Derivative Action”) and the shareholder derivative actions before the Court of Chancery of the State of Delaware captioned Pfenning v. Jacobs, et al., C.A. No. 2020-0915-NAC (Del. Ch.) (the “Pfenning Action”) and Solak v. Jacobs, et al., C.A. 2021-0163-NAC (Del. Ch.) (the “Solak Action”) (together with the Federal Derivative Action and the Pfenning Action, the “Derivative Actions”), brought on behalf of Acadia, which would resolve the Derivative Actions.

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As explained below, on                 , 2026, at        .m., the Court will hold a hearing (the “Settlement Hearing”) to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should approve the agreed-to attorneys’ fees and reimbursement of expenses for Plaintiffs’ Counsel1 and any service awards to Plaintiffs; and (iv) such other actions as may be necessary or proper under the circumstances. The Court may continue or adjourn the Settlement Hearing without further notice to Current Acadia Stockholders. The Court may conduct the Settlement Hearing remotely without further notice to Current Acadia Stockholders.

The terms of the Settlement are set forth in the Stipulation. The Settlement provides for a cash payment to be paid by Acadia’s Side A-DIC insurers to the Company in the amount of $12,000,000 (“Cash Payment”) and corporate governance reforms which Plaintiffs and the members of Acadia’s Board voting on the agreement unanimously agree confer substantial corporate benefits on the Company and its stockholders.

If approved by the Court, the Settlement will fully resolve the Derivative Actions on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Derivative Actions with prejudice. For a more detailed statement regarding the Derivative Actions, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the Clerk of Court’s office located at Fred D. Thompson U.S. Courthouse and Federal Building, 719 Church Street, Suite 1300, Nashville, TN 37203. The Stipulation is also available for viewing on the “Investor Relations” page of Acadia’s website at https://www.AcadiaHealthcare.com.

1 All capitalized terms herein have the same meanings as set forth in the Stipulation of Settlement dated July 31, 2026 (the “Stipulation”).

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This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Actions but is merely to advise you of the pendency and Settlement of the Derivative Actions.

There is No Claims Procedure. This case was brought to protect the interests of Acadia on behalf of its stockholders. The Settlement will result in a Cash Payment by Acadia’s Side A-DIC insurers to the Company and changes to the Company’s corporate governance, not in payments to individuals, alleviating the need for a claims procedure.

I.	THE DERIVATIVE ACTIONS

The Derivative Actions allege that the Individual Defendants allowed the Company to mislead the investing public regarding the Company’s compliance with applicable laws, quality of care and staffing at the facilities, and the performance of its United Kingdom operations, and that certain of the Individual Defendants realized profits from alleged insider trading in Company stock. .

A.	The Federal Derivative Action

On February 21, 2019, Plaintiff Davydov initiated an action alleging derivative claims on behalf of Acadia against the Individual Defendants in the U.S. District Court for the Middle District of Tennessee, captioned Davydov v. Jacobs, et al., Case No. 3:19-cv-00167 (M.D. Tenn.) (the “Federal Derivative Action”). Plaintiff Davydov did not make a pre-suit litigation demand on Acadia’s Board and instead alleged that making such demand would be futile. The Federal Derivative Action asserted claims for violations of § 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), violations of § 10(b) of the Exchange Act, breaches of fiduciary duty, waste of corporate assets, and unjust enrichment.

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On June 11, 2019, the Court consolidated the Federal Derivative Action with a later-filed derivative action, Beard v. Jacobs, et al., Case No. 3:19-cv-00441 (M.D. Tenn.), and appointed Robbins LLP f/k/a Robbins Arroyo LLP and Johnson Fistel, PLLP f/k/a Johnson Fistel, LLP as Co-Lead Counsel, and Davies, Humphreys & Reese PLC as Plaintiffs’ Liaison Counsel in the Federal Derivative Action.

The Federal Derivative Action was twice deferred on stipulation by the parties pending the outcome of certain proceedings in the related securities class action captioned St. Clair Cnty. Emps. Ret. Sys. v. Acadia Healthcare Co., Inc., No. 3:18-cv-00988 (M.D. Tenn.) (the “Securities Class Action”). The deferral agreement allowed Plaintiff Davydov to file an amended complaint during the deferral period.

During the pendency of the deferral of the Federal Derivative Action, Defendants produced certain confidential documents and the transcripts of depositions taken in the Securities Class Action (collectively, the “Securities Document Production”), as part of the deferral agreement entered into in connection with the Federal Derivative Action.

On February 21, 2025, while the Federal Derivative Action remained deferred, Plaintiff Davydov, working cooperatively with Plaintiff Solak and his counsel, filed a verified amended complaint, asserting causes of action for violations of § 14(a) of the Exchange Act, violations of § 10(b) of the Exchange Act, breaches of fiduciary duty, waste of corporate assets, unjust enrichment, insider selling, and causing the Company to engage in criminal and ethical violations, including human rights offenses. The amended complaint was supported by certain confidential information from the Securities Document Production.

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B.	The Pfenning Action

On August 28, 2020, Plaintiff Pfenning sent the Company a letter seeking production of books and records pursuant to 8 Del. C. § 220 (“Section 220”). After entering into a mutually negotiated confidentiality agreement, Acadia produced to Plaintiff Pfenning more than 800 pages of responsive documents (the “220 Document Production”). On October 23, 2020, utilizing the 220 Document Production, Plaintiff Pfenning initiated an action alleging derivative claims on behalf of Acadia against the Individual Defendants in the Delaware Court of Chancery, captioned Pfenning v. Jacobs, et al., C.A. No. 2020-0915-NAC (Del. Ch.) (the “Pfenning Action”). Plaintiff Pfenning did not make a pre-suit litigation demand on Acadia’s Board and instead alleged that making such demand would be futile. The Pfenning Action asserted claims for breaches of fiduciary duty under Delaware law, including for insider trading.

The Pfenning Action was twice deferred on stipulation by the parties pending the outcome of certain proceedings in the related Securities Class Action. The deferral agreement allowed Plaintiff Pfenning to file an amended complaint during the deferral period.

During the pendency of the deferral of the Pfenning Action, Defendants produced the Securities Document Production to Plaintiff Pfenning, as part of the deferral agreement entered into in connection with the Pfenning Action. Plaintiff Pfenning also continued her own investigation by obtaining and reviewing documents produced in response to her public records requests to various state agencies pursuant to state and local law (the “Public Records Production”), which comprised over 4,800 pages.

On May 1, 2025, while the Pfenning Action remained deferred, Plaintiff Pfenning filed a verified amended complaint, asserting causes of action for breaches of fiduciary duty under Delaware law, including for insider trading. The amended complaint was supported by certain confidential information from the Securities Document Production and information from the Public Records Production.

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C.	The Solak Action

On February 6, 2019, Plaintiff Solak sent the Company a letter seeking production of books and records pursuant to Section 220. After entering into a mutually negotiated confidentiality agreement, Acadia produced to Plaintiff Solak the 220 Document Production comprising more than 800 pages of responsive documents. On February 24, 2021, utilizing the 220 Document Production, Plaintiff Solak initiated an action alleging derivative claims on behalf of Acadia against the Individual Defendants in the Delaware Court of Chancery, captioned Solak v. Jacobs, et al., C.A. No. 2021-0163-NAC (Del. Ch.) (the “Solak Action”). Plaintiff Solak did not make a pre-suit litigation demand on Acadia’s Board and instead alleged that making such demand would be futile. The Solak Action asserted claims for breaches of fiduciary duty, unjust enrichment, and waste of corporate assets under Delaware law, including for insider trading.

The Solak Action was deferred by agreement of the parties pending the outcome of certain proceedings in the related Securities Class Action.

During the pendency of the deferral of the Solak Action, Defendants produced the Securities Document Production to Plaintiff Solak, as part of the deferral agreement entered into in connection with the Solak Action. Additionally, Plaintiff Solak’s counsel attended certain depositions in the Securities Class Action. Moreover, during the deferral period of the Solak Action, Plaintiff Solak’s counsel worked closely and coordinated efforts with Plaintiff Davydov in drafting and preparing the Amended Verified Complaint filed in the Federal Derivative Action on February 21, 2025.

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F.	Settlement Negotiations

The Settlement of the Derivative Actions is the culmination of the Settling Parties’ arm’s-length settlement negotiations spanning more than three years and multiple mediation sessions and continued follow-up settlement communications under the guidance and supervision of highly experienced and respected mediators in shareholder derivative litigation.

On August 19, 2022, Plaintiff Davydov and Plaintiff Solak served on Defendants a confidential joint settlement demand. Plaintiff Pfenning also separately served a confidential settlement demand on Defendants on August 2, 2023.

On November 16, 2023, in an effort to explore a potential resolution of the Derivative Actions, as well as the Securities Class Action, the Settling Parties and the parties to the Securities Class Action participated in an in-person mediation in New York, New York. The mediation was held with highly experienced mediators in derivative and securities litigation from Phillips ADR Enterprises—the Hon. Layn R. Phillips (“Mr. Phillips”), Niki Mendoza, Esq. (“Ms. Mendoza” or the “Mediator”), and Greg Danilow, Esq. (“Mr. Danilow”). The mediation involved an extended effort to settle the claims and was preceded by the exchange of Plaintiffs’ respective mediation submissions, which were supported by documents and deposition testimony from the Securities Document Production that Defendants previously produced, and Defendants’ mediation submission, as well as multiple pre-mediation conferences with Mr. Phillips, Ms. Mendoza, and/or Mr. Danilow. The Settling Parties were unable to reach an agreement at the mediation.

After the November 16, 2023 mediation, the Settling Parties continued to engage in further settlement discussions, which were likewise unsuccessful. For example, on September 16, 2024, Plaintiff Pfenning sent a letter to Defendants (copying Mr. Phillips, Ms. Mendoza, and Mr. Danilow) responding to certain contentions made by Acadia during and after the initial mediation and reiterating Plaintiff Pfenning’s August 2, 2023 settlement demand.

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A second mediation to resume exploration of a settlement of the Derivative Actions and the Securities Class Action was scheduled for May 14, 2025 before Mr. Phillips and Ms. Mendoza in New York, New York. In advance of the May 14, 2025 mediation, Plaintiff Davydov and Plaintiff Solak prepared and submitted a supplemental confidential settlement demand on March 26, 2025. In addition, the Settling Parties each prepared and submitted supplemental mediation materials on April 30, 2025. Plaintiff Pfenning’s supplemental mediation submission reiterated her August 2, 2023 settlement demand. On or around May 1, 2025, however, the parties to the Securities Class Action reached an impasse in settlement negotiations, and the mediation was cancelled as a result.

In or around November 2025, the parties to the Securities Class Action reached a settlement of the claims asserted in that action under the auspices of Mr. Phillips.

At around the same time, the Settling Parties also resumed separate settlement communications under the auspices of Ms. Mendoza. In connection therewith, a third mediation was held on December 16, 2025 in New York, New York with Ms. Mendoza. In advance of the December 16, 2025 mediation, the Settling Parties prepared and submitted comprehensive updated mediation statements further supported by additional documents and deposition testimony from the Securities Document Production that had been produced by Defendants since the prior mediations. While the December 16, 2025 mediation was productive, the Settling Parties were unable to reach a final agreement on the Settlement at the mediation.

After the December 16, 2025 mediation, Ms. Mendoza issued a mediator’s proposal on the monetary component of the Settlement for $12,000,000 and on the format of the Term Sheet, subject to the Settling Parties finalizing the Corporate Governance Reforms, which was accepted by the Settling Parties on December 23, 2025.

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Over the next several weeks, the Settling Parties continued to engage in further settlement communications on the Corporate Governance Reforms under the guidance of Ms. Mendoza. On January 13, 2026, the Settling Parties finalized the agreed-to Corporate Governance Reforms.

After the Settling Parties reached an agreement on the Corporate Governance Reforms, the Settling Parties, each represented by counsel, commenced negotiations regarding the remaining issues to the Settlement, including a reasonable award of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in recognition of the substantial corporate benefits conferred upon Acadia by the Settlement as a result of Plaintiffs’ Counsel’s efforts. These negotiations were facilitated and supervised by Ms. Mendoza, who had been actively involved in overseeing the remainder of the Settlement negotiations.

After continued Mediator-facilitated negotiations, including a series of written and telephonic exchanges and culminating in a double-blind Mediator’s proposal from Ms. Mendoza on February 25, 2026, the Settling Parties agreed that, subject to Court approval, Acadia shall pay attorneys’ fees and expenses to Plaintiffs’ Counsel in the total amount of $4,750,000, which shall be Plaintiffs’ Counsel’s sole entitlement to an award of fees and expenses in connection with the Derivative Actions (the “Fee and Expense Amount”).

As a result of the mediations and arm’s-length settlement negotiations overseen by the Mediator, on March 3, 2026, the Settling Parties executed the Term Sheet articulating terms that, subject to approval of the Court, resolve the Derivative Actions and the Released Claims as further described herein.

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II.	TERMS OF SETTLEMENT

This notice provides a summary of the terms of the Settlement, which is subject to approval by the Court. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, including that all capitalized terms used herein shall bear the same meaning as used in the Stipulation.

Pursuant to the Settlement, Defendants’ Side A-DIC insurance carriers shall make a Cash Payment in the amount of $12,000,000 to Acadia within thirty (30) days from the later of (i) entry of the Preliminary Approval Order and (ii) Acadia providing complete payment instructions to the insurers, notwithstanding the existence of any collateral attacks on the Settlement, including without limitation, any objections or appeals, subject to Acadia’s obligations to: (i) return the Cash Payment within ten (10) business days following notice that the Settlement has failed to become effective; and (ii) refund any amount by which the Cash Payment is reduced within ten (10) business days following notice of such reduction. In addition, Acadia shall maintain, adopt, or implement the Corporate Governance Reforms detailed in Exhibit A to the Stipulation pursuant to the terms set forth therein.

The members of Acadia’s Board voting on the agreement have unanimously approved a resolution reflecting such Board members’ determination, in a good faith exercise of its business judgment, that: (i) Plaintiffs’ litigation and settlement efforts in the Derivative Actions are the cause of the Cash Payment to Acadia; (ii) Plaintiffs’ litigation and settlement efforts in the Derivative Actions are the substantial cause of the Board’s agreement to adopt, implement, and maintain the Reforms for the agreed term; (iii) the Reforms confer substantial corporate benefits on the Company and its stockholders; and (iv) the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders.

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This notice provides a summary of the terms that the Board of Acadia has agreed to adopt as consideration for the Settlement. For a complete description of all of the terms of the Settlement, please see the Stipulation and Exhibit A thereto.

III.	DISMISSAL AND RELEASES

The Settlement is conditioned, among other things, upon: entry of an order by the Court approving the Settlement and dismissing the Federal Derivative Action with prejudice. The Settlement will not become effective until, among other things, such an order has been entered and become final and non-appealable (the “Effective Date”). The Settlement also provides that, within seven (7) days after entry of the Preliminary Order, Plaintiffs shall file appropriate papers in the Pfenning Action and the Solak Action that: (i) inform the Delaware Court of Chancery of the Settlement and this Stipulation; and (ii) request a further stay of the Pfenning Action and the Solak Action (including suspension of any deadlines or filing requirements, except as necessary to consummate the Settlement) pending final approval of this Stipulation by the Court. Within seven (7) calendar days of the Judgment becoming Final, the Stipulation provides that Plaintiffs shall file the necessary paperwork to effectuate dismissal of the Pfenning Action and the Solak Action with prejudice.

Pursuant to the Judgment, without further action by anyone, upon the Effective Date, the Releasing Parties as defined in Section V.6.1 of the Stipulation, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever released, relinquished, compromised, settled, resolved, waived, discharged, and dismissed with prejudice and will be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) against Acadia, the Individual Defendants, and all other Released Persons (as defined in the Stipulation).

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Further, pursuant to the Judgment, without further action by anyone, upon the Effective Date, the Releasing Parties, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, shall be forever barred and enjoined from directly or indirectly initiating, commencing, facilitating, filing, instituting, maintaining, assisting in, intervening in, or prosecuting any action, suit, cause of action, arbitration, claim, demand, or other proceeding in any jurisdiction, on their own behalf or in a representative capacity, that is based upon or arises out of any or all of the Released Claims, the Derivative Actions, or the filing, prosecution, defense, settlement or resolution of the Derivative Actions against any of the Released Persons.

Pursuant to the Judgment, without further action by anyone, upon the Effective Date, the Releasing Parties, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, shall have covenanted not to sue, directly or indirectly, any of the Released Persons with respect to any or all of the Released Claims.

Pursuant to the Judgment, without further action by anyone, upon the Effective Date, each of the Released Persons and the Related Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, Plaintiffs’ Counsel, and all Current Acadia Stockholders (solely in their capacity as Acadia stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims.

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Notwithstanding the above, nothing in the Stipulation or Judgment shall provide a release of any claims to enforce the Stipulation, the Settlement, or the Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Judgment. In addition, nothing herein is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Delaware law, including but not limited to any rights any Released Person has or may have related to any pending or threatened civil or governmental proceedings.

IV.	ATTORNEYS’ FEES AND EXPENSES

Based on the monetary and corporate governance benefits conferred upon Acadia by the Settlement, Acadia will pay $4,750,000 in attorneys’ fees and expenses, subject to approval by the Court (the “Fee and Expense Amount”). Additionally, Plaintiffs may seek service awards not to exceed $5,000 each to be paid out of the Fee and Expense Amount, subject to approval by the Court, which Defendants shall not oppose.

All of the terms of the Settlement, including the payment of the Fee and Expense Amount and any requested service awards, are subject to approval by the Court. Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing asserted in the Derivative Actions. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation.

V.	REASONS FOR THE SETTLEMENT

1.	Why Did Plaintiffs Agree to Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit. Plaintiffs’ entry into the Stipulation is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. Plaintiffs and Plaintiffs’ Counsel did, however, take into account the substantial time, expense, and uncertainty inherent in any attempt to improve upon the result through continued prosecution of the Derivative Actions through trial and any subsequent appeal, including problems of proof, challenges in overcoming the many unique defenses available to the Individual Defendants in derivative litigation, the Individual Defendants’ advancement and indemnification rights, and the difficulties of proving and collecting any potential damages awarded at trial. Plaintiffs and Plaintiffs’ Counsel were also mindful of the costs and disruption further litigation would impose upon the Company.

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Plaintiffs and Plaintiffs’ Counsel determined, based upon their investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Acadia and its stockholders, that the Settlement’s guarantee of substantial benefits conferred upon the Company, including the Cash Payment and the Corporate Governance Reforms as reflected in Exhibit A to the Stipulation, render the Settlement fair, reasonable, and adequate consideration for forgoing the further pursuit of their claims, and serves the best interests of Acadia and its stockholders.

Accordingly, Plaintiffs and Plaintiffs’ Counsel have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth in the Stipulation.

2.	Why Did the Defendants Agree to Settle?

The Individual Defendants and Acadia deny each and every one of the claims and contentions alleged by Plaintiffs. The Individual Defendants and Acadia expressly deny all allegations of wrongdoing or liability against all or any of them, or any other current or former Acadia directors or officers, arising out of, based upon, or related to any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions. Without limiting the foregoing, the Individual Defendants and Acadia deny, among other things, that they or any other current or former Acadia directors or officers engaged in or committed any fraud, any violation of law, any breach of duty, or any other wrongdoing or improper conduct whatsoever. The Individual Defendants and Acadia further deny that Plaintiffs, Acadia, or Acadia’s stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Actions or otherwise. The Individual Defendants have further asserted and continue to assert that, at all times, they and all other current or former Acadia directors or officers acted in good faith and in a manner they reasonably believed to be in the best interests of Acadia and its stockholders. The Individual Defendants and Acadia maintain that they had and have meritorious defenses to the allegations in the Derivative Actions and that had the terms of this Stipulation not been reached, Individual Defendants and Acadia would have continued to vigorously contest Plaintiffs’ allegations.

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Nonetheless, the Individual Defendants and Acadia also took into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Derivative Actions. The Individual Defendants and Acadia entered into the Stipulation solely because the proposed Settlement would eliminate the burden, expense, and distraction of further litigation, and without admitting any wrongdoing or liability whatsoever.

Therefore, the Individual Defendants and Acadia determined that it is desirable and beneficial that the Derivative Actions, and the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Pursuant to the terms set forth in the Stipulation, the Stipulation, including all of the commitments and undertakings agreed to by the Individual Defendants, and all Exhibits attached thereto, shall in no event be construed as or deemed to be evidence of an admission or concession by the Individual Defendants or Acadia with respect to any claim of fault, liability, wrongdoing, or damage whatsoever. Nor shall the Stipulation be construed as, or deemed to be evidence of, an admission or concession by any Individual Defendant or Acadia of any infirmity in the defenses that Individual Defendants have, or could have, asserted in the Derivative Actions. The Stipulation shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement, whether civil, criminal, or administrative, for any purpose other than as provided expressly therein.

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VI.	THE SETTLEMENT HEARING AND YOUR RIGHT TO BE HEARD

On                         , 2026, at             .m., the Court will hold the Settlement Hearing at the U.S. District Court for the Middle District of Tennessee, Nashville Division, located at the United States Courthouse, Fred D. Thompson U.S. Courthouse and Federal Building, 719 Church Street, Courtroom 6B, Nashville, TN 37203. The Settlement Hearing may be continued or adjourned by the Court without further notice to Current Acadia Stockholders. The Court may conduct the Settlement Hearing remotely without further notice to Current Acadia Stockholders.

At the Settlement Hearing, the Court will consider: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should approve the agreed-to attorneys’ fees and reimbursement of expenses for the Plaintiffs’ Counsel and any requested service awards to be paid therefrom for the Plaintiffs; and (iv) such other actions as may be necessary or proper under the circumstances.

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You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or Plaintiffs’ Counsel’s requested attorneys’ fees and reimbursement of expenses or any requested service awards to be paid therefrom for the Plaintiffs or otherwise present evidence or argument that may be proper and relevant. No Current Acadia Stockholders shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Current Acadia Stockholder has, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Clerk of the Court a written objection to the Settlement setting forth: (i) a written notice of objection with the Person’s name, address, and telephone number, along with a representation as to whether such Person intends to appear at the Settlement Hearing; (ii) competent evidence that such Person held shares of Acadia common stock as of the date the Stipulation was signed, July 31, 2026, and continuing through the date the objection is made; (iii) a statement of objections to any action before the Court, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony.

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN                 , 2026. The Court Clerk’s address is:

Clerk of the Court

U.S. District Court for the Middle District of Tennessee

Fred D. Thompson U.S. Courthouse and Federal Building

719 Church Street, Suite 1300

Nashville, TN 37203

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN                            , 2026. Counsel’s addresses are:

Plaintiffs’ Counsel

Michael I. Fistel, Jr.

JOHNSON FISTEL, PLLP

40 Powder Springs Street

Marietta, GA 30064

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Stephen J. Oddo

ROBBINS LLP

5060 Shoreham Place, Suite 300

San Diego, CA 92122

Defendants’ Counsel

Lisa Bugni

KING & SPALDING LLP

50 California Street, Suite 3300

San Francisco, CA 94111

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Plaintiffs’ Counsel and Defendants’ Counsel. Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

VII.	HOW TO OBTAIN ADDITIONAL INFORMATION

This notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Actions or the Stipulation.

There is additional information concerning the Settlement available in the Stipulation, which may be viewed on the “Investor Relations” page of the Company’s website at https://www.AcadiaHealthcare.com. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court located at the Fred D. Thompson U.S. Courthouse and Federal Building, 719 Church Street, Suite 1300, Nashville, TN 37203. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you.

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For more information concerning the Settlement, you may also call or write to: Michael I. Fistel, Jr., Johnson Fistel, PLLP, 40 Powder Springs Street, Marietta, Georgia 30064, Telephone: (470) 632-6000, or Stephen J. Oddo, Robbins LLP, 5060 Shoreham Place, Suite 300, San Diego, CA 92122, Telephone: (619) 525-3990.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED: , 2026.	BY ORDER OF THE COURT U.S. DISTRICT COURT FOR THE MIDDLE DISTRICT OF TENNESSEE

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EXHIBIT B-2

UNITED STATES DISTRICT COURT MIDDLE DISTRICT OF

TENNESSEE NASHVILLE DIVISION

IN RE ACADIA HEALTHCARE COMPANY, INC. STOCKHOLDER DERIVATIVE LITIGATION	Lead Case No. 3:19-cv-00167 (Consolidated with Case No. 3:19-cv-00441)

SUMMARY NOTICE OF PROPOSED SETTLEMENT

TO:	ALL RECORD OR BENEFICIAL OWNERS OF THE COMMON STOCK OF ACADIA HEALTHCARE COMPANY, INC. (“ACADIA” OR THE “COMPANY”) AS OF JULY 31, 2026.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Middle District of Tennessee (the “Court”), that a proposed Settlement has been reached between the parties to the above-captioned shareholder derivative action (the “Federal Derivative Action”) and the shareholder derivative actions before the Court of Chancery of the State of Delaware captioned Pfenning v. Jacobs, et al., C.A. No. 2020-0915-NAC (Del. Ch.) (the “Pfenning Action”) and Solak v. Jacobs, et al., C.A. 2021-0163-NAC (Del. Ch.) (the “Solak Action”) (together with the Federal Derivative Action and the Pfenning Action, the “Derivative Actions”), brought on behalf of Acadia, which would resolve the Derivative Actions.

The Derivative Actions are brought by Robert Davydov (the “Plaintiff Davydov”), Margaret Pfenning (“Plaintiff Pfenning”), and John Solak (“Plaintiff Solak”) (collectively with Plaintiff Davydov and Plaintiff Pfenning, “Plaintiffs”) solely on behalf of and for the benefit of Acadia and against the Individual Defendants.1 Plaintiffs allege, among other things, that the Individual Defendants breached their fiduciary duties, wasted corporate assets, and were unjustly enriched by and through the alleged oversight failure in allowing the Company to make alleged misrepresentations regarding the Company’s compliance with applicable laws, patient care and staffing at the facilities, and the performance of the Company’s United Kingdom operations. .

1 All capitalized terms herein have the same meanings as set forth in the Stipulation of Settlement dated July 31, 2026 (the “Stipulation”).

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On                         , 2026, at             .m., the Court will hold the Settlement Hearing at the U.S. District Court for the Middle District of Tennessee, Nashville Division, located at the Fred D. Thompson U.S. Courthouse and Federal Building, 719 Church Street, Courtroom 6B, Nashville, TN 37203, to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should approve the agreed upon attorneys’ fees and reimbursement of expenses of $4,750,000 based on the monetary and corporate governance benefits conferred upon Acadia by the Settlement and any requested service awards to be paid therefrom to the Plaintiffs; and (iv) such other actions as may be necessary or proper under the circumstances.

The Settlement Hearing may be continued or adjourned by the Court without further notice to Current Acadia Stockholders. The Court may conduct the Settlement Hearing remotely without further notice to Current Acadia Stockholders.

PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A CURRENT ACADIA STOCKHOLDER, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE DERIVATIVE ACTIONS.

This is a summary notice only. For additional information about the claims asserted in the Derivative Actions and the terms of the proposed Settlement, please refer to the documents filed in the respective Derivative Actions, the Stipulation, and the full-length Notice of Proposed Settlement (the “Long-Form Notice”). The Stipulation and Long-Form Notice may be viewed on the “Investor Relations” page of Acadia’s website at https://www.AcadiaHealthcare.com.

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You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or to the requested attorneys’ fees and reimbursement of expenses for Plaintiffs’ Counsel or any requested service awards to be paid therefrom for the Plaintiffs or otherwise present evidence or argument that may be proper and relevant. No Current Acadia Stockolders shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Current Acadia Stockholder has, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Clerk of the Court a written objection to the Settlement setting forth: (i) a written notice of objection with the Person’s name, address, and telephone number, along with a representation as to whether such Person intends to appear at the Settlement Hearing; (ii) competent evidence that such Person held shares of Acadia common stock as of July 31, 2026 and continuing through the date the objection is made; (iii) a statement of objections to any action before the Court, the grounds therefore, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony.

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN                 , 2026. The Court Clerk’s address is:

Clerk of the Court

U.S. District Court for the Middle District of Tennessee

Fred D. Thompson U.S. Courthouse and Federal Building

719 Church Street, Suite 1300

Nashville, TN 37203

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YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN                                , 2026. Counsel’s addresses are:

Plaintiffs’ Counsel

Michael I. Fistel, Jr.

JOHNSON FISTEL, PLLP

40 Powder Springs Street

Marietta, GA 30064

Stephen J. Oddo

ROBBINS LLP

5060 Shoreham Place, Suite 300

San Diego, CA 92122

Defendants’ Counsel

Lisa Bugni

KING & SPALDING LLP

50 California Street, Suite 3300

San Francisco, CA 94111

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Plaintiffs’ Counsel and Defendants’ Counsel. Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

PLEASE DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE.

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EXHIBIT C

UNITED STATES DISTRICT COURT MIDDLE DISTRICT OF TENNESSEE NASHVILLE DIVISION

IN RE ACADIA HEALTHCARE COMPANY, INC. STOCKHOLDER DERIVATIVE LITIGATION	Lead Case No. 3:19-cv-00167 (Consolidated with Case No. 3:19-cv-00441) STIPULATION OF SETTLEMENT

[PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing pursuant to the Order of this Court, dated                       , 2026 (“Preliminary Approval Order”), on the application of the Settling Parties for approval of the Settlement set forth in the Stipulation of Settlement dated July 31, 2026 (the “Stipulation”). Due and adequate notice having been given to Acadia Healthcare Company, Inc. (“Acadia” or the “Company”) stockholders as required in said Preliminary Approval Order, and the Court having considered all papers filed and proceedings and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Judgment incorporates herein the Stipulation, including all exhibits thereto. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2.    This Court has jurisdiction over the subject matter of the above-captioned Federal Derivative Action, including all matters necessary to effectuate the Settlement, and the Settling Parties have consented to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

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3. The Court finds that the Settlement Notice provided to Current Acadia Stockholders constituted the best notice practicable under the circumstances. Accordingly, the Long-Form Notice and the Short-Form Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

4.    The Court finds that the Settlement as set forth in the Stipulation is fair, reasonable, adequate, and in the best interests of Acadia and Current Acadia Stockholders. The Court hereby finally approves the Settlement in all respects and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

5.    The above-captioned Federal Derivative Action and all claims contained therein, as well as all of the Released Claims (including Unknown Claims), are dismissed on the merits and with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

6.    Upon the Effective Date, the Releasing Parties, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and compromised, settled, released, resolved, relinquished, waived, discharged, and dismissed with prejudice each and every one of the Released Claims (including Unknown Claims) against each and every one of the Released Persons.

7.    Upon the Effective Date, the Releasing Parties, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, shall be forever barred and enjoined from directly or indirectly initiating, commencing, facilitating, filing, instituting, maintaining, assisting in, intervening in, or prosecuting any action, suit, cause of action, arbitration, claim, demand, or other proceeding in any jurisdiction, on their own behalf or in a representative capacity, that is based upon or arises out of any or all of the Released Claims, the Derivative Actions, or the filing, prosecution, defense, settlement or resolution of the Derivative Actions against any of the Released Persons.

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8.    Upon the Effective Date, the Releasing Parties, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, shall have covenanted not to sue, directly or indirectly, any of the Released Persons with respect to any or all of the Released Claims.

9.    Upon the Effective Date, each of the Released Persons and the Related Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, Plaintiffs’ Counsel, and all Current Acadia Stockholders (solely in their capacity as Acadia stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims.

10.    Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

11.    Nothing in the Stipulation or this Judgment shall provide a release of any claims to enforce the Stipulation, the Settlement, or the Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Judgment. In addition, nothing herein is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Delaware law, including but not limited to any rights any Released Person has or may have related to any pending or threatened civil or governmental proceedings.

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12.    During the course of the Derivative Actions, all parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and all other similar rules, laws, or statutes.

13.    Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered, or used in any way by the Settling Parties or any other Person as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing, or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (ii) is or may be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

14.    The Released Persons may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Settling Parties may also file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement and/or this Judgment.

15.    The Releasing Parties are permanently barred and enjoined from commencing, prosecuting, instituting, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons.

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16.    In the event the Effective Date does not occur, or if the Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms, and if counsel for the Settling Parties do not otherwise mutually agree in writing to proceed with the Stipulation: (a) the Settling Parties, Released Persons, and Related Persons shall be restored to their respective positions that existed immediately prior to the date of execution of the Stipulation; (b) all negotiations, proceedings, documents prepared, and statements made in connection with the Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in any subsequent proceeding in the Derivative Actions or in any other action or proceeding; and (c) the terms and provisions of the Stipulation, including the Term Sheet, with the exception of the provisions of Sections V.4.2(i)-(ii) and V.8.4, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose.

17.    The Court hereby approves the sum of $4,750,000.00 for the payment of fees and expenses to the Plaintiffs’ Counsel (the “Fee and Expense Amount”) and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to the Plaintiffs’ Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.

18.    The Court hereby approves service awards in the amount of $5,000.00 to each Plaintiff to be funded solely from the Fee and Expense Amount.

19.    Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

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20.    This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk.

IT IS SO ORDERED.

DATED:
HON. WILLIAM L. CAMPBELL, JR. UNITED STATES DISTRICT JUDGE

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